Exhibit 10.145

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 10, 2003, among The Immune Response Corporation, a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company in the aggregate, up to 5,940,595 shares of Common Stock and Warrants to purchase up to 2,970,298 shares of Common Stock.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.

DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means a closing of the purchase and sale of the Common Stock and Warrants pursuant to Section 2.1(a).

“Closing Date” means the date of a Closing.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the last reported closing bid price for regular session trading on such day), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the closing bid price for regular session trading on such day), or (c)  if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0025 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Pillsbury Winthrop LLP.

“Disclosure Schedules” means the Disclosure Schedules concurrently delivered herewith.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FW” shall mean Feldman Weinstein LLP with offices at 420 Lexington Avenue, New York, New York 10170-0002.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Per Share Purchase Price” equals $2.02, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit B hereto.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser and the Closing, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a).

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and the Warrant executed in connection with the transactions contemplated hereunder.

“Warrants” means the Common Stock Purchase Warrants, in the form of Exhibit C, issuable to the Purchasers at Closing, which warrants shall be exercisable immediately and have an exercise price equal to $3.32 and a term of exercise of 5 years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1           Closing.  At one or more Closings, the Purchasers shall purchase, severally and not jointly, and the Company shall issue and sell, in the aggregate, up to 5,940,595 shares of Common Stock and Warrants to purchase up to 2,970,298 shares of Common Stock on the Closing Date.  Each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price.  Upon satisfaction of the conditions set forth in Section 2.2, the Closings shall occur at the offices of FW, or such other location as the parties shall mutually agree.

2.2           Closing Conditions.

(a)   At each Closing (unless otherwise specified below) the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)    this Agreement duly executed by the Company;

(ii)   within 3 Business Days of the Closing Date, a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iii)  within 3 Business Days of the Closing Date, a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to 50% of the Shares to be issued to such Purchaser at such Closing;

(iv)  the Registration Rights Agreement duly executed by the Company; and

(v)   a legal opinion of Company Counsel, in the form of Exhibit A attached hereto.

(b)   At a Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)    this Agreement duly executed by such Purchaser;

(ii)   such Purchaser’s Subscription Amount as to such Closing by wire transfer to the account of the Company as provided to the Purchasers in writing prior to the Closing Date; and

(iii)  the Registration Rights Agreement duly executed by such Purchaser.

(c)   All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date).

(d)   As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(e)   From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth or incorporated by reference in (i) the SEC Reports, which qualify the following representations and warranties in their entirety, or (ii) the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

(a)   Subsidiaries.  All subsidiaries of the Company are listed on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (each a “Subsidiary”).  The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)   Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)   Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, assuming the valid execution and delivery thereof by the Purchasers, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ and contracting parties rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) with respect to the indemnification provisions set forth in this Agreement and the Registration Rights Agreement, as limited by public policy, and in each case (i), (ii) or (iii) regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)   No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including United States federal and state securities laws and regulations), or by which any material property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)   Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement, the application(s) to the Nasdaq SmallCap Market for the listing of the Shares and Warrant Shares for trading thereon, and applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, and (c) such other filings as may be required following the Closing Date under the Securities Act, the Exchange Act and corporate law.

(f)    Issuance of the Securities.  The Securities are duly authorized and, the Shares and Warrant Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)   Capitalization.  The capitalization of the Company as of June 30, 2003, is as described in the Company’s most recent periodic report filed with the Commission.  The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans, pursuant to the conversion or exercise of Common Stock Equivalents outstanding on the date hereof and issuances in the Company’s ordinary course of business.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, which right has not been complied with or waived prior to the Closing.  Except for (i) the purchase and sale of the Securities, (ii) employee stock options under the Company’s stock option plans, (iii) grants made in the ordinary course of the Company’s business and (iv) preferred stock to be issued to Cheshire Associates LLC in connection with the conversion of the outstanding promissory notes the rights, preferences and privileges of which have not yet been designated, to the Company’s knowledge there are no outstanding options, warrants, calls, relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Company, any shares of Common Stock, or contracts or commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)   SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)    Material Changes.  Since June 30, 2003, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans; provided, however, the promissory notes issued to Cheshire Associates LLC will be converted into a series of preferred stock of the Company, the rights, preferences and privileges of which have not yet been designated.  The Company does not have pending before the Commission any request for confidential treatment of information.

(j)    Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) materially and adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)   Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(l)    Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

(m)  Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)   Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  To the knowledge of the Company, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(o)   Patents and Trademarks.  To the knowledge of the Company and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect, other than intellectual property generally available on commercial terms from other sources (collectively, the “Intellectual Property Rights”).  There is not pending or, to the Company’s knowledge threatened, any claim or action alleging that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes the rights of any Person.  The Company has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve its ownership of such Intellectual Property Rights.

(p)   Internal Accounting Controls.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-Q for the quarter ended June 30, 2003 (such date, the “Evaluation Date”).  The Company presented in its Form 10-Q for the quarter ended June 30, 2003 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(q)   Certain Fees.  Except as disclosed in Section 3(q) of the Disclosure Schedule, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(r)    Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(s)   Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)    Form S-3 Eligibility.  The Company is eligible to register the resale of its Common Stock by the Purchasers under Form S-3 promulgated under the Securities Act.

(u)   Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(v)   Disclosure.  The Company confirms that the Company has not provided any of the Purchasers or counsel with any information that constitutes or might constitute material, non-public information.   The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting its purchase of the Securities. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(w)  No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to fail to qualify for an exemption from registration under the United States Federal securities laws.

Each Purchaser acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(c)           No Public Sale or Distribution.  Such Purchaser is (i) acquiring the Shares and (ii) upon exercise of the Warrants will acquire the Warrant Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and the provisions of this Agreement including, but not limited to, Section 4 hereof. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(d)           Accredited Investor Status.  Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e)           Reliance on Exemptions.  Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(f)            Information.  Such Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Shares and Warrants as have been requested by such Purchaser.  Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein.  Such Purchaser understands that its investment in the Shares and Warrants involves a high degree of risk.  Each Purchaser is not relying on the Company or any of its employees, representatives or agents with respect to the legal, tax, economic and related considerations as to an investment in the Securities.  Such Purchaser has sought such accounting, legal and tax advice only from its own advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares and Warrants.

(g)           No Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investing in biotechnology companies, so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and Warrants, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Shares and Warrants and, at the present time, is able to afford a complete loss of such investment.

(i)            Residency.  Such Purchaser is a resident of (or, if an entity, has its principal place of business in) the jurisdiction set forth beside such Purchaser’s name on the signature pages hereto.

(j)            Investment Representations and Covenants.  Each Purchaser has completed or caused to be completed the Stock Certificate Questionnaire attached hereto as Exhibit D and the Registration Statement Questionnaire attached hereto as Exhibit E for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchasers will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire occurring prior to the sale by it of all of the Shares and/or the Warrant Shares, if any, or until the Company is no longer required to keep the Registration Statement effective.

(k)           Confidentiality.  Until the Company publicly announces that this Agreement and the Transaction Documents have been entered into, each Purchaser agrees with the Company to keep strictly confidential all information concerning this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.  Each Purchaser understands that the information contained in the Transaction Documents is strictly confidential and proprietary to the Company and has been prepared, in large part, from the Company’s publicly available documents and other information and is being submitted to each Purchaser solely for such Purchaser’s confidential use.  Each Purchaser hereby acknowledges that it is prohibited from reproducing and/or distributing the Transaction Documents, or any other offering materials or other information provided by the Company in connection with such Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents to third parties.  Further, each Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and the Transaction Documents must be kept strictly confidential.  Each Purchaser understands that United States Federal and state securities laws impose restrictions on trading based on information regarding the transactions contemplated by the Transaction Documents.  In particular, each Purchaser hereby acknowledges that disclosure of information regarding the transaction contemplated in the Transaction Documents may cause the Company to violate Regulation FD and agrees not to engage in any such unauthorized disclosure.  The restrictions in this subsection shall cease upon the Company’s public announcement that the Transaction Documents have been entered into.

(l)            Continued Listing.  Each Purchaser understands that there is no assurance that the Company will satisfy the criteria for continued quotation of the Common Stock on The Nasdaq SmallCap Market.

(m)          Requirements of Foreign Jurisdictions.  The Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required.  Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.  The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares.

(n)           Such Purchaser is not an affiliate (as such term is defined in Rule 12(b)(ii) under the Exchange Act) of any director or officer of the Company for purposes of Rule 4350(i)(1)(A) of the NASD, Inc. Marketplace Rules.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser, in connection with a pledge as contemplated in Section 4.1(b), or in connection with a sale pursuant to Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided that the pledgee’s or secured party’s further transfer of such Securities is registered by any applicable securities laws.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)           Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission), in which event the Company shall cause the Company’s transfer agent to effect the removal of the legend hereunder.  If all or any portion of a

Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the Closing Price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after such third Trading Day until such certificate is delivered. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Each Purchaser, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either (i) the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, which Purchaser hereby covenants to do whenever so required, or (ii) an exemption therefrom. Purchaser further covenants and agrees that it is familiar with the SEC’s Manual of Telephone Interpretation item A.65 respecting the Purchaser’s inability to directly cover any short sale made prior to the Effective Date with any Registrable Securities, and agrees to comply with the same.

4.2           Furnishing of Information.  As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4           Intentionally Omitted.

4.5           Securities Laws Disclosure; Publicity.  The Company shall, by 8:30 a.m. Eastern time on the Business Day following the Closing Date, file a Current Report on Form 8-K,

disclosing the closing of the transactions contemplated hereby and make such other filings and notices in the manner and time required by the Commission.  Each Purchaser shall consult with the Company before issuing any press releases with respect to the transactions contemplated hereby, and a Purchaser shall not issue any such press release or otherwise make any such public statement without the prior consent of the Company, except if such disclosure is required by law, in which case the Purchaser shall promptly provide the Company with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by United States federal and state securities laws in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (ii).

4.6           Shareholder Rights Plan.  No claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.7           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.8           Intentionally Omitted.

4.9           Intentionally Omitted.

4.10         Indemnification of Purchasers.   The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to any material misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; provided, however, that the Company will not be liable in any such case to the extent such Losses arise out of or is based upon (a) the failure of the Purchaser to comply with applicable securities laws or the covenants and agreements contained in this Agreement (including, without limitation Section 4.1 hereof) (unless such failure shall be a result of the Company breaching any of its obligations to the Purchaser hereunder) or the Registration Rights Agreement or to perform its obligations under law or (b) the inaccuracy of any representation or warranty made by such Purchaser in this Agreement in any material respect. The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith.

4.11         Reservation of Common Stock.  The Company shall reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to the Warrants.

4.12         Listing of Common Stock.  The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on the Trading Market on which the Shares are traded as of the date hereof, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list the applicable Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Purchasers to cause the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible.  The Company will use reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.13         Future Financings.  From the date hereof until 15 Trading Days after the Effective Date, other than as contemplated by this Agreement, neither the Company nor any Subsidiary shall issue or sell any Common Stock or Common Stock Equivalents.  Notwithstanding anything herein to the contrary, the 15 Trading Day period set forth in this Section 4.13 shall be extended for the number of Trading Days during such period in which (y) trading in the Common Stock is suspended by any Trading Market, or (z) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Shares and the Warrant Shares.  Notwithstanding anything to the contrary herein, this Section 4.13 shall not apply to the following (a) the granting of options or stock to employees, officers, directors and consultants of the Company pursuant to a grant approved by a majority of the Board of Directors or pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or (b) the exercise of any security issued by the Company in connection with the offer and sale of the Company’s securities pursuant to this Agreement, or (c) the exercise of or conversion of any convertible securities, notes, options or warrants issued and outstanding on the date hereof, provided such securities have not been amended since the date hereof (unless, in the case of notes, the sole purpose of such amendment is to extend the maturity date) or (d) commercial transactions, collaborations, acquisitions or other strategic transactions or investments, the primary purpose of which is not to raise capital.

4.14         Equal Treatment of Purchasers.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.

ARTICLE V.
MISCELLANEOUS

5.1           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except that the Company shall pay a document preparation fee of $25,000 to FW, counsel for the placement agent, at closing.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

5.2           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day and electronic confirmation of successful transmission is received, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and by each Purchaser with respect to such Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser; provided, however, no consent shall be required in connection with a merger, consolidation or sale of substantially all of the Company’s assets.  Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

5.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares and exercise of the Warrants.

5.10         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.13         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14         Intentionally Omitted.

5.15         Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FW.  FW does not represent any of the Purchasers in this transaction but only the placement agent.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE IMMUNE RESPONSE CORPORATION		Address for Notice

Attn:
By:	/s/ John M. Bonfiglio	Tel:
	Name: John M. Bonfiglio	Fax:
Title: Chief Executive Officer

With copy to (which shall not constitute notice):

Pillsbury Winthrop LLP

50 Fremont Street

San Francisco, CA 94105

Attn: Thomas E. Sparks, Jr., Esq.

Tel: (415) 983-1000

Fax: (415) 983-1200

[SIGNATURE PAGE CONTINUES]

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Alpha Capital Aktiengesellschaft:		Address for Notice

By:	/s/ Thomas Hackl
	Name: Thomas Hackl	Attention: Arie Rabinowitz
	Title: Director	Fax:

Subscription Amount: $450,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

BRISTOL INVESTMENT FUND, LTD.		Address for Notice

By:	/s/ Paul Kessler
	Name: Paul Kessler	Attention: Amy Wang, Esq.
	Title: Director	Fax:

Subscription Amount: $800,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
Cohanzick Partners, L.P.

By:	/s/ David K. Sherman	Attention: David K. Sherman
	Name: David K. Sherman	Fax:
Title: Authorized Agent

Subscription Amount: 61,881 shares for $124,999.62

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
Cranshire Capital L.P.

By:	/s/ Keith Goodman	Attention: Mitchell P. Kupin
	Name: Keith Goodman	Fax:
Title: CFO - Downsview Capital, Inc.
THE GENERAL PARTNER

Subscription Amount: $750,000.00

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

CRESCENT INTERNATIONAL LTD.		Address for Notice:

Attention: Mel Craw/ Maxi Brezzi
By:	/s/ Mel Craw Maxi Brezzi	Tel:
Name: Mel Craw Maxi Brezzi
	Title: Authorized Signatories	Fax:

Subscription Amount: $600,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
Colbart Birnet L.P.

By:	/s/ Ezra Birnbaum	Attention:
	Name: Ezra Birnbaum	Fax:
Title: Member

Subscription Amount: $100,000.00

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
Ellis International.

By:	/s/ John Cabot	Attention: Matt Drillman
	Name: John Cabot	Fax:
Title: Officer

Subscription Amount: $250,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
ENABLE GROWTH PARTNERS LP

By:	/s/ Mitchell Levine	Attention: Mitch Levine
	Name: Mitchell Levine	Fax:
Title: Managing Partner

Subscription Amount: $50,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
Gabriel Capital, L.P.

By:	/s/ David K. Sherman	Attention: David K. Sherman
	Name: David K. Sherman	Fax:
Title: Authorized Agent

Subscription Amount: $61,881 shares for $124,999.62

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Gamma Opportunity Capital Partners, LP:		Address for Notice:

By:	/s/ Christopher Rossman	Attention: Christopher Rossman
	Name: Christopher Rossman	Fax:
Title: Managing Director

Subscription Amount: $150,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

GRYPHON MASTER FUND, LP		Address for Notice:

By:	/s/ Michael Schulten	Attention: Ryan Wolters
	Name: Michael Schulten	Fax:
Title: Authorized Agent

Subscription Amount: $750,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

LANGLEY PARTNERS, L.P.:		Address for Notice:

By:	/s/ Jeffrey Thorp	Attention: Jeffrey Thorp
	Name: Jeffrey Thorp	Fax:
Title: Managing Member of Langley Capital, LLC, its General Partner

Subscription Amount: $950,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
Magellan International Ltd.

By:	/s/ Anna Marie Lowe	Attention: Anna Marie Lowe
	Name: Anna Marie Lowe	Fax:
Title: Director

Subscription Amount: $700,000.00

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
OMICRON MASTER TRUST
By: Omicron Capital L.P., as advisor
By: Omicron Capital Inc., its general partner

Fax:
By:	/s/ Olivier Morali	Attention: Brian Daly
Name: Olivier Morali
Title: President

Subscription Amount: $1,000,000.00

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
PLATINUM PARTNERS VALUE
ARBITRAGE FUND LP

By:	/s/ Mark Nordlicht	Attention:
	Name: Mark Nordlicht	Fax:
Title: Managing Member of GP

Subscription Amount: $1,000,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

PORTSIDE GROWTH AND OPPORTUNITY FUND

By:	/s/ Jeffrey Solomon
Name: Jeffrey Solomon
Title: Authorized Signatory

Subscription Amount: $500,000

Address for Notice:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
SF Capital Partners Ltd

By:	/s/ Brian H. Davidson	Attention:
	Name: Brian H. Davidson	Fax:
Title:

Subscription Amount: $500,000.00

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Address for Notice

By:	/s/ Murray Todd	Attention:
Silver Oak Investments, Inc.		Fax:
Name: Murray Todd
Title: Board

Subscription Amount: $200,000.00

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

SMITHFIELD FIDUCIARY LLC		Address for Notice

By:	/s/ Adam J. Chill	Attention: Ari J. Storch/ Adam J. Chill
Name: Adam J. Chill		Fax:
Title: Authorized Signatory		Tel:

Subscription Amount: $250,000

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
Solomon Strategic Holdings, Inc.

By:	/s/ A P MacKellar	Attention: A P MacKellar
	Name: A P MacKellar	Fax:
Title: Director

Subscription Amount: $250,000

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
Spectra Capital Management

By:	/s/ Greg Porges	Attention: Ian M. Estepan
	Name: Greg Porges	Fax:
Title: Sole Member

Subscription Amount: $500,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
Stonestreet, L.P.

By:	/s/ M. Finklestein	Attention:
	Name: M. Finklestein	Fax:
Title: President

Subscription Amount: $500,000

With a copy to:

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
THE TAIL WIND FUND LIMITED
By: Tail Wind Advisory & Management Ltd.

By:	/s/ David Crook
Name: David Crook
Title: Chief Executive Officer

Subscription Amount: $1,250,000

[PURCHASER SIGNATURE PAGES TO IMNR SECURITIES PURCHASE AGREEMENT]

Name of Investor Entity:		Address for Notice
TCMP[3]

By:	/s/ Steven Slawson	Attention:
	Name: Steven Slawson	Fax:
Title: Principal

Subscription Amount: $250,000.00

With a copy to:

EXHIBIT C

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES

Warrant No. «Warrant No»

COMMON STOCK PURCHASE WARRANT

To Purchase «Shares» Shares of Common Stock of

The Immune Response Corporation

THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, «Purchaser» (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after October 10, 2003 (the “Initial Exercise Date”) and on or prior to the close of business on October 10, 2008 (the “Termination Date”) but not thereafter, to subscribe for and purchase from The Immune Response Corporation, a corporation incorporated in the State of Delaware (the “Company”), up to «Shares» shares (the “Warrant Shares”) of Common Stock, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $3.32, subject to adjustment hereunder.  The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated October 10, 2003, between the Company and the purchasers signatory thereto.

1.     Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part.

2.     Authorization of Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant in accordance with the terms and conditions hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.     Exercise of Warrant.

(a)  Except as provided in Section 3(c) herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check of immediately available funds drawn on a United States bank or by means of a cashless exercise pursuant to Section 3(d), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased.  Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.  If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the close of business on the fifth Trading Day after the date of exercise, then the Holder will have the right to rescind such exercise.  In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the close of business on the fifth Trading Day after the date of exercise, and if after such fifth Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the

Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(b)   If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c)   Notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to exercise this Warrant for Warrant Shares to the extent that (i) the number of shares of Common Stock beneficially owned by such Holder, together with any affiliate thereof (other than Warrant Shares issuable upon exercise of this Warrant) plus (ii) the number of Warrant Shares issuable upon exercise of this Warrant, would be equal to or exceed 4.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this Section 3(c).  As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder.  To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into Warrant Shares at such time as such exercise will not violate the provisions of this Section 3(c).  The provisions of this Section 3(c) may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section 3(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).  No exercise of this Warrant in violation of this Section 3(c) but otherwise in accordance with this Warrant shall affect the status of the Warrant Shares as validly issued, fully-paid and nonassessable.

(d)   If, but only if, at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder, this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day preceding the date of such election;

(B) =  the Exercise Price of the Warrants, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

As used herein, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c)  if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority of the Shares then outstanding and reasonably acceptable to the Company.

4.     No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5.     Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.     Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.     Transfer, Division and Combination.

(a)   Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof and to the provisions of Section 4.1 of the

Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant, so long as the amount of Warrant Shares transferred is equal to at least 25,000 shares (on an as exercised basis) at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)   This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)   The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d)   The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e)   If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

8.     No Rights as Shareholder until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.     Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10.   Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11.   Adjustments of Exercise Price and Number of Warrant Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof.  Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

12.   Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation (including by way of a spin-off) and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12.  For purposes of this Section 12, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

13.   Voluntary Adjustment by the Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14.   Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

15.   Notice of Corporate Action.  If at any time:

(a)           the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)           there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days’ prior written notice of the date or expected date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall or is expected to take place.  Such notice in accordance with the foregoing clause also shall specify (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (B) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is expected to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(d).  Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution, subscription or purchase rights, or proposed reorganization, reclassification, recapitalization, merger, consolidation, sale, transfer, disposition, conveyance, dissolution, liquidation or winding up.

16.   Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

17.   Call.  At any time and from time to time following the Effective Date, the Company shall have the right, upon 5 Business Days’ prior written notice to the Holder (“Call Notice”), to call all or any portion of this Warrant at a price equal to $.05 per Warrant at any time, provided that (i) the Warrant Shares have been registered for resale pursuant to the Securities Act for at least the 10-Trading Day period preceding the Call Notice, (ii) the VWAP of the Common Stock on a Trading Market is equal to or greater than $8.00 per share (subject to adjustment to reflect forward or reverse stock splits, stock dividends, recapitalizations and the like)(the “Threshold Price”) for at least 20 consecutive Trading Days over any 30 Trading Days, and (iii) the Call Notice is delivered within 3 Business Days’ of the most recent day in the previous clause (ii) that the Common Stock reached the Threshold Price.  At any time prior to the effective date of such call, the Holder shall have the right to exercise this Warrant in accordance with its terms.

18.   Miscellaneous.

(a)   Jurisdiction.  This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules.

(b)   Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c)   Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d)   Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement; provided upon any permitted assignment of this Warrant, the assignee shall promptly provide the Company with its contact information.

(e)   Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f)    Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g)   Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of

Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(h)   Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(i)    Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j)    Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(k)   Entire Agreement. This Warrant, the Purchase Agreement and the Registration Rights Agreement constitute the entire agreement between the Company and the Holder with respect to this Warrant.

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: October 10, 2003

THE IMMUNE RESPONSE CORPORATION

By:
Name:
Title:

NOTICE OF EXERCISE

To:          The Immune Response Corporation

(1)   The undersigned hereby elects to purchase                      Warrant Shares of The Immune Response Corporation pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(d).

(3)   Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

«Purchaser»

By:
Name:
Title:

Dated:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                                                                              .

                                                                                                                                                      Dated:                  ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT D

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3.2 of the Securities Stock Purchase Agreement, please provide us with the following information:

1.             The exact name that your Shares are to be Registered in (this is the name that will appear on your stock certificate(s)).  You may use a nominee name if appropriate:

2.             The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

3.             The mailing address of the Registered Holder listed in response to item 1 above:

4.             The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

EXHIBIT E

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

1.             Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

2.             Please provide the number of shares of The Immune Response Corporation Common Stock that you or your organization will own immediately after Closing, including those purchased by you or your organization pursuant to this Agreement and those shares of Common Stock purchased by you or your organization through other transactions:

3.             Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

Yes               No

If yes, please indicate the nature of any such relationships below: